Exhibit 23.3

CONSENT

        We hereby consent to the use in this Registration Statement on Form S-1 of our name and reference to, and inclusion of data contained in, our report entitled "CARTER'S INFANT AND CHILDREN'S WEAR BRAND: AWARENESS & ATTITUDES," which appear in such Registration Statement.

Fitzgerald & Co.
	By:	/s/ PAUL P. GILBERTO Name: Paul P. Gilberto Title: Sr. VP, Brand Planning
August 27, 2004